Exhibit 21

Subsidiaries

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
California Mentor Family Home Agency, LLC	Delaware
CareMeridian, LLC	Delaware
Center for Comprehensive Services, Inc.	Illinois

NeuroRestorative Avalon Park

NeuroRestorative Carbondale

Community Links

NeuroRestorative Florida

NeuroRestorative Illinois

NeuroRestorative Kentucky

NeuroRestorative Maryland

NeuroRestorative Massachusetts

NeuroRestorative Michigan

NeuroRestorative National Capitol

NeuroRestorative Tennessee

Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware	New Visions Academy
First Step Independent Living Program, Inc.	California
Horrigan Cole Enterprises, Inc.	California	Cole Vocational Services
Illinois Mentor Community Services, LLC	Delaware
Illinois Mentor, Inc.	Illinois
Institute for Family Centered Services, Inc.	Virginia	IFCS of Maryland a/k/a Institute for Family Centered Services
North Carolina Mentor
Ohio Mentor
Loyd’s Liberty Homes, Inc.	California
Massachusetts Mentor, LLC	Massachusetts	NeuroRestorative Massachusetts
Mentor ABI, LLC	Delaware	Hammond Place
NeuroRestorative
NeuroRestorative Arkansas
NeuroRestorative Georgia
NeuroRestorative Louisiana
NeuroRestorative Maine
NeuroRestorative Indiana
NeuroRestorative Iowa
NeuroRestorative New Hampshire
NeuroRestorative New Jersey
NeuroRestorative North Carolina
NeuroRestorative Ohio
NeuroRestorative Pennsylvania
NeuroRestorative Rhode Island
NeuroRestorative San Antonio
NeuroRestorative Texas
NeuroRestorative Timber Ridge
NeuroRestorative Virginia

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor Healthcare, LLC	Delaware	Alabama Mentor
Arizona Mentor
California Mentor
Creative Home Programs
Delaware Mentor
Family Advocacy Services
Family Advocacy Services of Virginia
Florida Mentor
Georgia Mentor
Indiana Mentor Adult Foster Care
Indiana Mentor
Institute for Family Centered Services
Louisiana Mentor
New Jersey Mentor
North Carolina Mentor
Pennsylvania Mentor
Rhode Island Mentor
Texas Mentor
National Mentor Holdings, LLC	Delaware
National Mentor Services Holdings, LLC	Delaware
National Mentor Services, LLC	Delaware	Kansas Mentor
Mentor Oregon
Missouri Mentor

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
National Mentor, LLC	Delaware
Delaware
Ohio Mentor, Inc.	Ohio	Institute for Family Center Services
Progressive Living Units Systems — New Jersey, Inc.	New Jersey	NeuroRestorative New Jersey
PLUS
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Community Options, LLC	West Virginia
REM Connecticut Community Services, Inc.	Connecticut
REM Developmental Services, Inc.	Iowa
REM East, LLC	Delaware	REM Virginia, REM Mississippi
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa
REM Iowa, Inc.	Iowa
REM Management, Inc.	Minnesota
REM Maryland, Inc.	Maryland
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada
REM New Jersey, Inc.	New Jersey
REM New Jersey Properties, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
REM Ohio, Inc.	Ohio
REM Ohio Waivered Services, Inc.	Ohio
REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc,	Minnesota
REM Southwest Services, Inc.	Minnesota
REM West Virginia, LLC	West Virginia
REM Wisconsin, Inc.	Wisconsin	NeuroRestorative Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin
REM Woodvale, Inc.	Minnesota
South Carolina Mentor, Inc.	South Carolina
Transitional Services, LLC	Indiana
Unlimited Quest, Inc.	California